Exhibit 23.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Global Energy Group, Inc. Form 10-KSB

Gentlemen:

As independent auditors, we hereby consent to the incorporation of our report dated April 22, 2005 and to all references to our firm included in or made as part of Global Energy Group, Inc. 2004 Annual Report on Form 10-KSB/A filed with the Securities and Exchange Commission.

Very truly yours,

Baumann, Raymondo & Company PA
Tampa, Florida
June 9, 2005

405 North Reo Street • Suite 200 • Tampa, FL 33609
(813) 288-8826 • Fax: (813) 288-8836 • Email: cpatpa@brcpaweb.com • Internet: www.brcpaweb.com